EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-201737) on Form S-8 of Medtronic plc of our report dated October 25, 2022, relating to the financial statements and supplemental schedule of the Medtronic Savings and Investment Plan, which appears in this Annual Report on Form 11-K of the Medtronic Savings and Investment Plan for the year ended April 30, 2022.

/s/ Baker Tilly US, LLP
Minneapolis, Minnesota October 25, 2022